EXHIBIT 10.33

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this "Agreement") is made this 29th day of January, 2016 by and among CüR Media, Inc., a Delaware corporation (the "Issuer") and Maxim Group LLC, a __________ limited liability company (the "Placement Agent"), as the placement agent, whose addresses appear on the Information Sheet (as defined herein) attached to this Agreement, and Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004 (The "Escrow Agent").

W I T N E S S E T H:

WHEREAS, the Issuer has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") covering a proposed public offering ("Offering") of its securities as described on the Information Sheet;

WHEREAS, in connection with the Offering, the Placement Agent shall serve as the lead placement agent for the Issuer to place the Units (as defined on the Information Sheet) on a "reasonable best efforts" basis with respect to the Minimum Securities Amount and Minimum Dollar Amount at the price per Unit as set forth on the Information Sheet;

WHEREAS, in connection with the Offering, the Issuer and the Placement Agent propose to establish an Escrow Account (the "Escrow Account"), to which subscription monies which are received by the Escrow Agent from the Placement Agent in connection with such Offering are to be credited, and the Escrow Agent is willing to establish the Escrow Account and the terms are subject to the conditions hereinafter set forth; and

WHEREAS, the Escrow Agent has an agreement with JP Morgan Chase Bank NA to establish a special bank account into which, in connection with the Offering, the subscription monies, which are received by the Escrow Agent from the prospective purchasers and credited to the Escrow Account, are to be deposited;

NOW, THEREFORE in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement and is incorporated by reference herein and made a part hereof (the "Information Sheet").

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2. Establishment of the Bank Account.

2.1 The Escrow Agent shall establish a non-interest bearing bank account at a branch of JP Morgan Chase Bank NA (the "Bank") selected by the Escrow Agent, and bearing the designation set forth on the Information Sheet (heretofore defined as the "Bank Account"). The purpose of the Bank Account is for (a) the deposit of all subscription monies (wire transfers) which are received by the Escrow Agent from prospective purchasers of the Securities in connection with the Offering, (b) the holding of amounts of subscription monies which are collected through the banking system, and (c) the disbursement of collected funds, all as described herein.

2.2 On or before the date of the initial deposit in the Bank Account pursuant to this Agreement, the Placement Agent shall notify the Escrow Agent in writing of the anticipated effective date of the Registration Statement (the "Effective Date"), and the Escrow Agent shall not be required to accept any amounts for credit to the Escrow Account or for deposit in the Bank Account prior to its receipt of such notification.

2.3 The Offering Period, which shall be deemed to commence on the Effective Date, shall consist of the number of calendar days or business days set forth on the Information Sheet. The last day of the Offering Periodis referred to herein as the "Termination Date". Except as provided in Section 4.3 hereof, after the Termination Date the Placement Agent shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

3. Deposits to the Bank Account.

3.1 The Placement Agent shall instruct prospective purchasers to deliverto the Escrow Agent all monies, which shall be in the form of wire transfers only, to the account specified on the Information Sheet. Upon the Escrow Agent's receipt of such monies, they shall be credited to the Escrow Account.

3.2 Promptly after receiving subscription monies as described in Section 3.1, the Escrow Agent shall deposit the same into the Bank Account. Amounts of monies so deposited are hereinafter referred to as "Escrow Amounts". The Escrow Agent shall cause the Bank to process all Escrow Amounts for collection through the banking system. Simultaneously with each deposit to the Escrow Account, the Placement Agent (or the Issuer, if such deposit is made by the Issuer) shall inform the Escrow Agent in writing of the name, address, and the tax identification number of the purchaser, the amount of Securities subscribed for by such purchaser, and the aggregate dollar amount of such subscription (collectively, the "Subscription Information").

3.3 Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to such payments.

3.4 The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by prospective purchasers except during the Escrow Agent's regular business hours.

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3.5 Only those Escrow Amounts, which have been deposited in the Bank Account and which have cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the "Fund".

3.6 If the proposed offering is terminated before the Termination Date, the Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Article 4 hereof upon joint instructions in writing signed by both the Issuer and the Placement Agent.

4. Disbursement from the Bank Account.

4.1 Subject to Section 4.3 below, if by the close of regular banking hours on the Termination Date the Escrow Agentdetermines that the amount in the Fund is less than theMinimum DollarAmount or the Minimum Securities Amount, as indicated by the Subscription Information submitted to the Escrow Agent, then in either such case, the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom, by drawing checks on the Bank Account for the amounts of such payments and transmitting them to the purchasers. In such event, the Escrow Agent shall promptly notify the Issuer and the Placement Agent of its distribution of the Fund.

4.2 Subject to Section 4.3 below, if at any time up to the close of regular banking hours on the Termination Date, the Escrow Agent determines that the amount in the Fund is at least equal to the Minimum Dollar Amount or represent the sale of the Minimum Securities Amount, the Escrow Agent shall promptly notify the Issuer and the Placement Agent of such fact in writing. On the Termination Date, the Escrow Agent shall promptly disburse the Fund, by wiring funds from the Bank Account in accordance with joint instructions in writing signed by both the Issuer and the Placement Agent as to the disbursement of the Fund, promptly after it receives such instructions. If the Minimum Dollar Amount or the Minimum Securities Amount is not reached by the Termination Date, the Escrow Agent shall return the deposits as directed in written instructions signed by Placement Agent and the Issuer.

4.3 Upon disbursementof the total amount of the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of all further obligationsand released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

5. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

5.1 The Escrow Agent shall notify the Placement Agent, on a daily basis, of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.

5.2 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the placement agent agreement or any other agreement between the Placement Agent and the Issuer, nor shall the Escrow Agent be responsible for the performance by the Placement Agent or the Issuer of their respective obligations under this Agreement.

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5.3 The Escrow Agent shall not be required to accept from the Placement Agent (or the Issuer) any Subscription Information pertaining to prospective purchasers unless such Subscription Information is accompanied by wire transfers meeting the requirements of Section 3.1, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Placement Agent (or the Issuer) except as to the amount of such payments; however, the Escrow Agent shall notify the Placement Agent within a reasonable time of any discrepancy between the amount set forth in any Subscription Information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

5.4 The Escrow Agentshall be entitled to rely upon the accuracy, act in reliance uponthe contents, and assume the genuineness of any notice, instruction, certificate,signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity or any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

5.5 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other, instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the Fund (and any other Escrow Amounts that thereafter become part of the Fund) with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Fund with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

5.6 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be Liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

5.7 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

6. Amendment; Resignation. This Agreement may be altered or amended only with the written consent of the Issuer, the Placement Agent and the Escrow Agent. The Escrow Agent may resign for any reason upon five (5) business days' written notice to the Issuerand the Placement Agent. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwisedispose of the Escrow Amounts or the Fund, but its only duty shall be to hold the Escrow Amounts until they clear the banking system and the Fund for a period of not more than five (5) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Issuer, the Placement Agent and such successor escrow agent, then the resigning Escrow Agent shall pay over to the successor escrow agent the Fund, less any portion thereof previously paid out in accordance with this Agreement; or (b) if the resigning Escrow Agent shall not have received written notice signed by the Issuer, the Placement Agent and a successor escrow agent, then the resigning Escrow Agent shall promptly refund the amount in the Fund to each prospective purchaser without interest thereon or deduction therefrom, and the resigning Escrow Agent shall promptly notify the Issuer and the Placement Agent in writing of its liquidation and distribution of the Fund; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer and the Placement Agent for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 6.

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7. Representations and Warranties. The issuer and the Placement Agent hereby jointly and severally represent and warrant to the Escrow Agent that:

7.1 No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.

7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the Fund or any part thereof.

7.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the purchaser described therein for the amount of securities in such described as Subscription Information.

7.4 All of the information containedin the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct.

7.5 Reasonable controls have been established and required due diligence performed to comply with "Know Your Customer" regulations, USA Patriot Act, Office of the Foreign Asset Control (OFAC) regulations and the Bank Secrecy Act.

8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Issuer and the Placement Agent jointly and severally agree to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees. Upon receipt of the Minimum Dollar Amount or Funds represent the sale of the Minimum Securities Amount, the Escrow Agent shall have a lien upon the Fund to the extent of its fees for services as Escrow Agent.

9. Indemnification and Contribution.

9.1 The Issuer and the Placement Agent (collectively referred to as the "Indemnitors") jointly and severally agree to indemnify the Escrow Agent and itsofficers, directors, employees, agents and shareholders (collectively referred to as the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

9.2 If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

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9.3 The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

10. Governing Law and Assignment. This Agreementshall be construed in accordance with and governed by the laws of the State of NewYork and shall be binding upon the parties heretoand their respective successors and assigns; provided, however, thatany assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

11. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Post Office, and addressed, if to the Issuer or the Placement Agent, at their respective addresses set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth above, to the attention of the Trust Department.

12. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

13. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

CÜR MEDIA, INC.		CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:		By:
Name:			Name
Title:			Title

MAXIM GROUP LLC

By:
Name:
Titie:

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EXHIBIT A

ESCROW AGREEMENT INFORMATION SHEET

1.	The Issuer

Name: CüR Media, Inc. Address: 2217 New London Turnpike South Glastonbury, CT 06073 Tax Identification Number: 99- 0375741

2.	The Placement Agent

Name: Maxim Group LLC Address: 405 Lexington Avenue New York, NY 10174

3.	The Securities

Description of the Securities to be offered: Up to aggregate of 3,333,333 units of the Issuer's securities (each a "Unit" and collectively, the "Units"), each Unit consisting of one Share ("Shares") of common stock, par value $0.0001 per share, of the Company ("Common Stock"), and one warrant to purchase one share of Common Stock at an exercise price equal to between $5.40 and $6.60 per share (each a "Warrant" and collectively, the "Warrants").

4.	Minimum Amounts and Conditions Required for Disbursement of the Escrow Account

Minimum Dollar Amount (Aggregate dollar amount which must be collected before the Escrow Account may be disbursed to the Issuer): [$15,000,000]

Minimum Securities Amount (Aggregate number of units must be subscribed before the Escrow Account may be disbursed to the Issuer): 3,333,333

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5.	Plan of Distribution of the Securities

Offering Period: Within Three Trading Days of the Effective Date

6.	Title of Escrow Account

"CST&T AAF CüR Media, Inc."

7.	Escrow Agent Fees and Charges

$2,750: $1250.00 payable at signing of the Escrow Agreement, plus $1,500.00 prior to the Closing. (Note: $250.00 online "view only" access to the bannk account is included). A fee of $500 will be payable for document review services related to each amendment to the Escrow Agreement. In addition, the Escrow Agent shall be paid a fee of $500.00 for each additional closing. Should the Escrow Agent continue for more than one year, the Escrow Agent shall receive a fee of $600.00 per month, or any portion thereof, payable in advance or the first business day of the month.

Distribution charges:

$50.00 per wire

8.	Collection Period

Not Applicable.

9.	Bank Account Wiring Instructions

Wire Instructions

Bank Name:	JP Morgan Chase Bank NA
Bank Address:
ABA/Routing #:
SWIFT Code:
Account Name:	CST&T AAF CÜR Media, Inc.
Account Number:
FFC:	CÜR MEDIA, INC.
(MUST INCLUDE THE SUBSCRIBER'S NAME)

Continental Stock Transfer & Trust Company:

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